SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. ___________ )

Check the appropriate box:

[ ]  Preliminary Information Statement       [ ]  Confidential, for use of the
                                                  Commission Only (as permitted
[X]  Definitive Information Statement             by Rule 14a-6(e)(2))

                            MEXCO ENERGY CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
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     (2)  Aggregate number of securities to which transaction applies:
     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     ---------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
     ---------------------------------------------------------------------------

     (5)  Total fee paid:
     ---------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     ---------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
     ---------------------------------------------------------------------------

     (3)  Filing party:
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     (4)  Date filed:
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

                            MEXCO ENERGY CORPORATION
                                   Suite 1101
                               214 W. Texas 79701
                              Midland, Texas 79701
                                 (915) 682-1119
                               (915 682-1123 (FAX)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To be held August 8, 2002

TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of the Stockholders of MEXCO ENERGY CORPORATION (the "Company") will be held at Petroleum Club of Midland, 500 West Wall, Midland, Texas 79701, at 2:00 P.M. Central Standard Time on August 8, 2002, for the following purposes:

     1.   To elect seven directors of the Company.

     2.   To ratify the selection of auditors for the Company.

     3. To transact such other business as may properly come before the meeting.

     The stock transfer records for the Company will not be closed. The close of business on July 19, 2002 has been fixed by the Board of Directors as the record date for determining the shareholders of the Company entitled to notice of and to vote at the meeting.

     DATED this 9th day of July 2002.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        DONNA GAIL YANKO, SECRETARY

                            MEXCO ENERGY CORPORATION
                              INFORMATION STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                            MEXCO ENERGY CORPORATION

                            To be held August 8, 2002

     This Information Statement is furnished by the management of MEXCO ENERGY CORPORATION (the "Company"), in connection with the Annual Meeting of Stockholders of the Company to be held at Petroleum Club of Midland, 500 West Wall, Midland, Texas 79701, at 2:00 P.M., Central Standard Time.

     The Annual Report to stockholders respecting the Company's fiscal year ending March 31, 2002, and the Information Statement were mailed to stockholders on or about July 24, 2002.

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

                                VOTING SECURITIES

     The close of business as of July 19, 2002 (the "Record Date") has been fixed as the date of record for the determination of stockholders entitled to notice of and vote at the Annual Meeting. As of the Record Date, there were 1,737,622 shares of common stock of the Company (the "Common Stock") outstanding. Holders of shares of Common Stock are entitled to one vote at the Annual Meeting for each share of Common Stock held of record on the Record Date.

             PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

     The following table sets forth information, as of June 28, 2002 concerning the Common Stock beneficially owned by each director and nominee of the Company, by all executive officers, directors and nominees as a group, and by each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock.

                                              Number of Shares           Percent
                                             of Common Stock               of
                                             Beneficially Owned (1)       Class
                                             ----------------------       -----
     Howard E. Cox, Jr                              213,400               12.28
     Thomas R. Craddick                              18,000                1.04
     Tamala L. McComic                                4,380                0.25
     William G. Duncan, Jr. (3)                       6,100                0.35
     Thomas Graham, Jr                              111,100                6.39
     Jack D. Ladd (3)                                 7,175                0.41
     Nicholas C. Taylor (3)                         883,811               50.86
     Donna Gail Yanko                                44,112 (2)            2.54
     Officers and directors as a group
        (7 persons)                               1,074,678               61.84

     (1) Included in the number of shares of Common Stock Beneficially Owned are shares that such persons have the right to acquire within 60 days of June 28, 2002, pursuant to options to purchase such Common Stock (Mr. Craddick, 12,500; Ms. McComic, 2,500; Mr. Duncan, 2,500; Mr. Graham, 25,000; Mr. Ladd, 5,000; Mr. Taylor, 5,000 and Ms. Yanko, 25,000).
     (2) Of these shares, Ms. Yanko's spouse owns 944 shares and the right to acquire 7,500 shares pursuant to options to purchase such Common Stock.
     (3)  Denotes a non-employee Director.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
--------------------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, (collectively "Reporting Persons"), to file with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc., initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Ownership of and transactions in Company stock, by executive officers, directors and beneficial owners of more than 10% of the Company's common stock, require reporting to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934. Based solely upon information provided to the Company by individual directors, executive officers and beneficial owners, the Company believes that during the fiscal year ended March 31, 2002 all such reports were timely filed.

                                    DIRECTORS

     At the Annual Meeting to be held on August 8, 2002, seven persons are to be elected to serve on the Board of Directors for a term of one year and until their successors are duly elected and qualified. All of the current Directors will be available for election to the Board of Directors. The Company nominees for the seven directorships are set forth in the following table, together with certain information as to each person as of the date of this Information Statement.

                       NOMINEES FOR ELECTION AS DIRECTORS

                                                                 Director of the
           Name               Age    Position with the Company    Company Since
     ----------------------   ---    -------------------------   ---------------
     Thomas R. Craddick        58    Director                          1998
     William G. Duncan, Jr.    59    Director                          1994
     Thomas Graham, Jr.        68    Director and Chairman             1997
                                     of the Board
                                     Director                      1990 to 1994
     Arden R. Grover           76    Director                          2001
     Jack D. Ladd              52    Director                          1998
     Nicholas C. Taylor        64    President and Director            1983
     Donna Gail Yanko          58    Vice President,                   1990
                                     Secretary, Director

     THOMAS R. CRADDICK was elected to the Board of Directors of the Company in March 1998. Since 1968 to the present, Mr. Craddick has served as State
Representative for the State of Texas. Throughout his tenure of the past 18 sessions of the Legislature, Representative Craddick has served on various committees and conferences, most recently serving on the State Affairs Committee and the House Ways and Means Committee. For more than the past seven years Mr. Craddick has been sales representative for Mustang Mud, Inc., as well as the owner of Craddick Properties and owner and President of Craddick, Inc., both of which invest in oil and gas properties and real estate.

     WILLIAM G. DUNCAN, JR., in November 2000, co-founded First Bankers Trust Company, currently serving as Executive Trust Officer of the new company. He previously held several positions, including President, with Southeastern Financial Services, Louisville, Kentucky since 1991, and served as Chairman of the Board of Kentucky Home Trust Co., both companies purchased in March 2000 by National Guardian Life Insurance, Madison, Wisconsin. Mr. Duncan has been a
Director of the Company since 1994 and is a member of the compensation committee.

     THOMAS GRAHAM, JR. was appointed Chairman of the Board of Directors, by the Directors of the Company in July 1997, having served as a director from 1990 through 1994. From 1994 through May 1997, Mr. Graham served as a United States Ambassador. For more than ten years prior thereto, Mr. Graham served as the General Counsel, United States Arms Control and Disarmament Agency, as well as Acting Director and as Acting Deputy Director of such agency successively, in 1993 and 1994. Since July 1997, he has served as President of the Lawyers Alliance for World Security, and as a board member and subsequently Vice Chairman of Thorium Power Inc. In 2000, Ambassador Graham assumed the Presidency of a wholly owned subsidiary of Thorium Power Inc., Thorium Power Technologies, and was selected as Chairman of the United States Committee for the National Laboratories.

     ARDEN R. GROVER was elected to the Board of Directors of the Company in September 2001. Mr. Grover has been an independent oil and gas producer for more than 40 years and managing partner of Grover Family L.P., an oil and gas producing company. He is a Director of Glencoe Resources Ltd., Calgary, Alberta Canada and Parker & Parsley Operating Company, Midland, Texas. He is an advisory Director of Caithness Resources Inc., a Geothermal Energy Company, N.Y.C. and Clear Lake National Bank, San Antonio. Mr. Grover is also past President of the Permian Basin Petroleum Association.

     JACK D. LADD was elected to the Board of Directors of the Company in March 1998 and is a member of the compensation committee. For 25 years, Mr. Ladd has been a shareholder of the law firm of Stubbeman, McRae, Sealy, Laughlin & Browder, Inc, Midland, Texas. Mr. Ladd was a partner in various real estate partnerships and is an arbitrator for the National Association of Securities Dealers, and a mediator certified by the Attorney Mediation Institute. Mr. Ladd also serves as director for Map Resources, Inc., a company which invests in oil and gas minerals and royalties. In 2002, Mr. Ladd was appointed by the Governor of Texas as a member of the State Securities Board to serve a six year term.

     NICHOLAS C. TAYLOR was elected President, Treasurer and Director of the Company in April 1983 and continues to serve as President and Director on a part time basis, as required. Mr. Taylor served as Treasurer until March 1999. From July 1993 to the present, Mr. Taylor has been involved in the independent practice of law and other business activities including independent oil and gas production. For more than the prior 19 years, he was a director and shareholder of the law firm of Stubbeman, McRae, Sealy, Laughlin & Browder, Inc., Midland, Texas, and a partner of the predecessor firm. In 1995, he was appointed by the Governor of Texas to the State Securities Board through January 2001. In addition to serving as chairman for four years, he continues to serve as a member pending the appointment of his successor.

     DONNA GAIL YANKO served part-time as Vice President and Director of the Company since 1990. She also has served as Corporate Secretary of the Company since 1992 and from 1986 to 1992 as Assistant Secretary of the Company. From 1986 to the present, on a part-time basis, she has assisted the President of the Company in his personal business activities.

     During the year ended March 31, 2002, the Board of Directors met at eleven regularly scheduled Board meetings. The Board of Directors has Audit and Compensation committees each composed of three members. The Board of Directors does not have a nominating committee.

     The Compensation Committee currently consists of Messrs. Duncan, Ladd and Taylor, all of whom are non-employee directors. The Committee met five times during the last fiscal year. The purpose of the Compensation Committee is to establish and execute compensation policy and programs for the Company's executives and employees.

     The Company has an Audit Committee composed of independent directors for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee," included in this information statement. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A.

     Management has presented to the Board that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Company's independent accountants have provided to the Board the written independence disclosures required by Independence Standards Board Standard No. 1. Based on communications with management and the independent accountants, and the report of the independent accountants, the Board included the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended March 31, 2002 filed with the Securities and Exchange Commission.

                          REPORT OF THE AUDIT COMMITTEE

The primary function of the Audit Committee is oversight of the corporation's financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, Grant Thornton, LLP (GT), who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with GT the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based on the reviews and discussions referred to above, in reliance on management and GT, and subject to the limitations of our role, the Committee recommended to the Board of Directors, and the Board has approved that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 31, 2002 for filing with the Securities and Exchange Commission.

The Committee has also recommended to the Board, and the Board has appointed, GT to audit the Company's financial statements for 2002, subject to shareholder ratification of that appointment.

William G. Duncan, Jr., Audit Committee Chair
Arden R. Grover, Audit Committee Member
Jack D. Ladd, Audit Committee Member

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company owned working interests in and served as the operator of properties in which the President of the Company also owned a working interest. The Company operated these wells on a contract basis charging the same administrative overhead fees as the previous operator. The billings for lease operating expenses related to these properties totaled approximately $43,827 for the year ended March 31, 2002. All of such properties were sold in October 2001.

     During the year ending March 31, 2002 the Company entered into two transactions respectively, with a Company director and employee and a Trust related to but not controlled by said director and employee. In the first transaction the Company purchased oil and gas lease rights representing 369 net acres for cash consideration of $83,000. In the second transaction the Company exchanged 18,400 shares of its $0.50 par value common stock for oil and gas lease rights representing 368 net acres with a value of approximately $83,000. Such acreage is available for exploration and production of oil and gas.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning annual and long-term compensation paid or accrued to executive officers for services in all capacities to the Company for the fiscal year ended March 31, 2002.

                           Summary Compensation Table

                                                        Securities      All
      Name and                                          Underlying     Other
  Principal Position       Year    Salary      Bonus     Options    Compensation
------------------------   ----   --------   --------   ---------   ------------
Nicholas C. Taylor         2002   $   -      $   -           -        $  1,000
   President & CEO         2001   $   -      $   -           -        $    900
                           2000   $   -      $   -         10,000     $  1,100
Donna Gail Yanko           2002   $ 10,200   $  4,605        -        $   -
   Vice President &        2001   $  9,300   $  4,599      10,000     $   -
   Secretary               2000   $  9,100   $  2,051      10,000     $    200
Tamala L. McComic          2002   $ 41,600   $  6,215      10,000     $   -
   Treasurer, Controller   2001   $   -      $   -           -        $   -
   & Assistant Secretary   2000   $   -      $   -           -        $   -
Thomas Graham, Jr.         2002   $ 24,000   $   -           -        $   -
   Chairman                2001   $ 24,000   $   -         10,000     $   -
                           2000   $  2,400   $   -         10,000     $   -
Thomas R. Craddick         2002   $  1,200   $   -           -        $   -
   Director                2001   $  1,200   $   -           -        $   -
                           2000   $  1,200   $   -         10,000     $   -

o All other compensation is comprised of director fees. There are no employment agreements or retirement benefit plans. Currently non-employee directors are paid $100 per meeting. The sole compensation received by the President and CEO of the Company for such period consisted of director's fees.

Compensation Committee Report on Executive Compensation
-------------------------------------------------------

     The Compensation Committee of the Board of Directors is solely responsible for setting executive compensation including base pay and Directors' fees. Such payment is based on performance, including hours worked and effectiveness.

Employee Incentive Stock Option Plan
------------------------------------

     The Company adopted an employee incentive stock plan effective September 15, 1997. Under the plan, 350,000 shares are available for distribution. Awards, granted at the discretion of the compensation committee of the Board, include stock options and restricted stock. Stock options may be incentive stock options or non-qualified stock options. The exercise price of each option will not be less than the market price of the Company's stock on the date of grant. The maximum term of the options is ten years. Restricted stock may be granted with a condition to attain a specified goal. The purchase price will be at least $5.00 per share of restricted stock. The awards of restricted stock must be accepted within sixty days and will vest as determined by agreement. Holders of restricted stock have all rights of a shareholder of the Company. At March 31, 2002, no restricted stock had been granted under the plan.

                     OPTION GRANTS IN LAST FISCAL YEAR TABLE

                                                                                    Potential Realizable
                                                                                    Value After 10 Years
                                     Individual                                      Based on Assumed
                      Number of        Grants                                        Compounded Annual
                      Securities    Percentage of                                        Rates of
                      Underlying    Total Options   Exercise                     Stock Price Appreciation
                       Options       Granted to       Price       Expiration    --------------------------
     Name             Granted(1)      Employees    (per Share)       Date       5% per Year   10% per Year
-----------------     ----------      ---------    -----------     --------     -----------   ------------
Tamala L. McComic       10,000           100%       $   4.00       07/23/11       $25,156       $63,750

(1) Options have a 10-year term and are vested 25% per year on the anniversary date of the grant. The exercise price is a fair market value on the date of grant.

                 AGGREGATE OPTIONS EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION VALUES TABLE

                                                   Number of Securities           Value of Unexercised
                                                  Underlying Unexercised              In-the-Money
                        Shares                         Options at                      Options at
                       Acquired                      March 31, 2002                  March 31, 2002
                          On        Value      ----------------------------    ----------------------------
      Name             Exercise    Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
-------------------    --------    --------    -----------    -------------    -----------    -------------
Donna Gail Yanko           0        $     0       22,500          17,500         $     0         $     0
Tamala L. McComic          0        $     0            0          10,000         $     0         $     0
Thomas Graham, Jr          0        $     0       22,500          17,500         $     0         $     0
Thomas R. Craddick         0        $     0       12,500           7,500         $     0         $     0

                             STOCK PERFORMANCE GRAPH

     The following graph shows how an initial investment of $100 in the Company's Common Stock would have compared to an equal investment in the S&P 500 Index or in an index of Peer Group Competitors over a five-year period beginning March 31, 1997 and ending March 31, 2002. The selected Peer Group consists of several larger independent oil and gas producers: Noble Affiliates, Inc., Pogo Producing Company, Anadarko Petroleum Corporation, Apache Corporation, and Parallel Petroleum Corporation. This group of companies is used by the Company for certain comparisons.

                               [GRAPHIC OMITTED]

MEXCO
S&P 500
PEER GROUP

--------------------------------------------------------------------------------

     ======================================================================
                     1997      1998      1999      2000      2001      2002
     ----------------------------------------------------------------------
     MEXCO           $100      $139      $138      $ 97      $ 89      $ 83
     ----------------------------------------------------------------------
     S&P 500         $100      $146      $170      $198      $153      $152
     ----------------------------------------------------------------------
     PEER GROUP      $100      $107      $ 76      $108      $140      $134
     ======================================================================

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company, by resolution, has approved the selection of Grant Thornton LLP as the accountants for the Company for the fiscal year beginning April 1, 2002. A representative of that firm will not be present at the Annual Meeting, but will be available by telephone, and have an opportunity to make a statement if they desire to do so and respond to appropriate questions. The Company paid Grant Thornton LLP $18,809 for audit services during fiscal 2002. This firm provides no other services to the Company.

                               NEXT ANNUAL MEETING

     The next Annual Meeting of the Company's stockholders is scheduled to be held on August 8, 2002. Appropriate proposals of stockholders intended to be presented at the 2002 Annual Meeting must be received by Ms. Gail Yanko, Secretary, no later than June 28, 2002, in order to be included in the Company's Information Statement relating to such meeting.

                                  OTHER MATTERS

     Management knows of no other business that will be presented at the Annual Meeting other than as explained herein.

     A majority in interest of the issued and outstanding Common Stock entitled to vote shall constitute a quorum at the Annual Meeting and shall be necessary to elect the Board of Directors and transact any business.

     The cost of preparing and mailing this Information Statement will be borne by the Company. The Company will, upon request, reimburse brokers for the cost incurred by them in mailing copies of this Statement and the Annual Report of the Company to such of their customers as are beneficial owners of the Common Stock of the Company registered in the names of such brokers.

     STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MARCH 31, 2002, BY WRITING THE SECRETARY, MEXCO ENERGY CORPORATION, SUITE 1101, 214 WEST TEXAS AVENUE, MIDLAND, TEXAS 79701.

                                    EXHIBIT A
                            MEXCO ENERGY CORPORATION
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the financial reports and other financial information provided by the Corporation to the stockholders and others, the Corporation's system of internal controls and
the  Corporation's   audit,   accounting,   and  financial  reporting  processes
generally.

     In carrying out this function, the Audit Committee shall serve as an independent and objective monitor of the performance of the Corporation's financial reporting process and system of internal control; review and appraise the audit efforts of the Corporation's independent accountants; and provide for open, ongoing communication among the independent accountants, financial and senior management, and the Board of Directors concerning the Corporation's financial position and affairs.

COMPOSITION

     The Audit Committee shall be comprised of three or more directors, as determined by the Board of Directors, each of whom shall be an independent director, as determined in accordance with NASD rules. An "independent director" means any person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. A director is not independent if he or she:

1) is currently employed by the Corporation or an affiliate or has been in the past three years

2) accepted compensation in excess of $60,000 from the Corporation or its affiliates in the prior year, other than compensation for board service, qualified pension plan benefits, or non-discretionary compensation

3) is a member of the immediate family, i.e. spouse, parent, child, sibling, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, or anyone who resides in the same home, of a person who is or has been an executive officer of the Corporation or its affiliates in the past three years

4) is a partner or controlling shareholder or executive officer of a business entity that made or received payments in any of the last three years from the Corporation that exceeded 5% of the Corporation's or business entity's consolidated gross revenues or $200,000, whichever is higher

5) is a director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

     In appropriate, exceptional and limited circumstances and in accordance with "NASD"'s listing standards, one Director who does not meet the independence requirements of NASD and who is not an employee nor an immediate family member of an employee, may be appointed to the Audit Committee, if the full Board determines that membership on the Committee by the individual is in the best interests of the Company and its stockholders, provided that the circumstances that cause the Director not to meet the independence requirements would not interfere with the Director's exercise of independent judgment. Disclosure will be made of the nature of the relationship that prevents the Director from being independent and the reasons for the appointment of the Director to the Committee, in the next annual proxy or information statement subsequent to such determination.

     In accordance with NASD rules and as determined by the Board of Directors, all members of the Audit Committee shall be "financially literate," i.e. familiar with basic finance and accounting practices and able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement, or shall become able to do so within a reasonable period of time after appointment. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee shall meet at least annually, and more often as warranted, with the independent accountants to discuss any matters that the Committee or independent auditors believe should be discussed privately. The Committee shall maintain a high degree of independence both in establishing its agenda and directly accessing various members Mexco Energy Corporation and subsidiary management. The Committee shall meet annually with management regarding their system of internal control, results of audits, and accuracy of financial reporting.

RESPONSIBILITIES AND DUTIES

     The Committee's responsibility is oversight, and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements. Additionally, the Committee recognizes that financial management, as well as the independent auditors, have more knowledge and more detailed information about the Corporation than do the members of the Committee; consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the independent accountants' work.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight responsibility. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

1)   Make regular reports to the full Board as the Committee deems appropriate.

2) Review with a representative of financial management and the independent accountants both the financial information contained in the Corporation's Quarterly Report on Form 10-Q prior to its filing, the Corporation earnings announcements prior to release, and the results of the independent accountants' review of Interim Financial Information (pursuant to SAS No.
     71). The Chair may represent the entire Audit Committee, either in person or by telephone conference call, for purposes of this review.

3) Review with management and the independent accountants at the completion of the annual audit of the Corporation's consolidated financial statements included in the Annual Report on Form 10-K for the last fiscal year prior to its filing:

     a) the Corporation's annual consolidated financial statements and related footnotes;

     b) the independent accountants' audit of the consolidated financial statements and their report;

     c) any significant changes required in the independent accountants statements and their report;

     d) any serious difficulties or disputes with management encountered during the course of the audit; and

     e) other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards, including discussions relating to the independent accountants' judgments about such matters as the quality, not just the acceptability, of the Corporation's accounting practices and other items set forth in SAS 61 (Communication with Audit Committees) or other such auditing standards that may in time modify, supplement, or replace SAS 61.

4) On an annual basis, the Audit Committee should ensure receipt of, and review with the independent accountants, a written statement required by Independence Standards Board (ISB) Standard No. 1, as may be modified or supplemented, and discuss with the accountants their independence. The Committee will recommend that the Board of Directors take appropriate action on any disclosed relationships that may reasonably be thought to bear on the independence of the accountants and satisfy itself that the
     Corporation has engaged independent accountants as required by the Securities Acts administered by the Securities and Exchange Commission.

5) On an annual basis, the Audit Committee should review the types and extent of non-audit services to be provided by the independent accountants to ensure they are compatible with maintaining the principal accountants' independence.

6) The Committee will have prepared the Audit Committee Report, for inclusion in the annual stockholders' meeting proxy or information statement. The Audit Committee Report must state whether the Audit Committee:

     a)   has  reviewed  and  discussed  the  audited   consolidated   financial
          statements with management;

     b) has discussed with the independent accountants the matters required to be discussed by SAS 61, as may be modified, supplemented, or replaced;

     c) has received the written disclosures from the independent accountants required by ISB Standard No. 1, as may be modified or supplemented, and has discussed with the accountants their independence; and

     d) has recommended to the Board of Directors, based on the review and discussions referred to in above items a) through c), that the Corporation's consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

7)   The  Audit  Committee  and  Board  of  Directors  are  responsible  for the selection, evaluation and, where appropriate, replacement of the independent accountants. Selection for the ensuing calendar year will be submitted to the stockholders for ratification or rejection at the annual meeting of stockholders. Consistent with these responsibilities, it is recognized that the independent accountants are ultimately accountable to the Board of Directors and the Audit Committee.

8) Review and reassess the adequacy of this Charter on an annual basis, and make recommendations for change to the full Board of Directors, as appropriate. The charter will be included as an appendix to the annual stockholders' meeting proxy or information statement triennially or in the next annual stockholders' meeting proxy or information statement after any significant amendment to the charter.

9) In consultation with the independent accountants, regularly review the integrity of the Corporation's financial reporting process and system of internal control.

10) Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets and consider the results of any review of these areas by the independent accountants. Conduct an appropriate review of related party transactions on an ongoing basis. Review potential conflict of interest situations where appropriate.

11)  Review legal and regulatory  matters that may have a material impact on the
     Corporation's   consolidated   financial  statements,   related  compliance
     policies and programs and reports received from regulators.

     In addition to the activities described above, the Audit Committee will perform such other functions as necessary or appropriate under law, the Corporation's charter and By-laws, and the resolutions and other directives of the Board of Directors.

     The Audit Committee shall have the power to conduct or authorize investigations into any matters within its scope of responsibilities and shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation.

     The duties and responsibilities of a member of the Audit Committee are in addition to those duties generally pertaining to a member of the Board of Directors.

     The Audit Committee will report its actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.